SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                             FORM 8-K




       Current Report Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934




  Date of Report (date of earliest event reported): May 19,
                            1997



                RED OAK HEREFORD FARMS, INC.
   (Exact Name of Registrant as Specified in its Charter)





     NEVADA              33-89714            84-1120614
  (State or Other      (Commission           (Employer
   Jurisdiction)        File Number)    Identification Number




          2010 Commerce Drive, Red Oak, Iowa 51566
          (Address of Principal Executive Offices)




  Registrant's Telephone Number, including Area Code: (712)623-9224

ITEM 2.   ACQUISITION AND DISPOSITION OF ASSETS

     On May 19, 1997, the board of directors of the Company approved an Agreement to Exchange Stock pursuant to which the Company issued 1,538,462 restricted common shares of the Company in exchange for all of the issued and outstanding shares of Midland Cattle Company, Inc., an Iowa corporation ("Midland").

     Started in 1987, Midland Cattle Company, as an Iowa joint venture, Midland reorganized on May 19, 1997 as a corporation formed under the laws of the state of Iowa.
Midland has three shareholders, Gordon Reisinger, Charles
Kolbe and John Derner. The three Midland shareholders are also directors of the Company. Prior to the exchange of stock, the Company contracted with Midland for beef supply and brokerage services.

     Midland is in the cattle brokerage business, supplying area feedlots with feeder cattle and actively marketing fed
cattle.   Midland's operations include acting as a broker
for individuals and organizations looking to buy or sell cattle and Midland may purchase cattle short or long to cover customer requirements. Consequently, some of the cattle are owned by Midland and carried as inventory until a buyer is found.

     Midland currently leases a feedlot in Red Oak, Iowa and owns the buildings, equipment and vehicles located on the feedlot. Including leasehold improvements, Midland's net tangible assets are approximately $878,959 as of March 31, 1997.

     The Company intends that Midland's current operations shall continue.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired

          The audited financial statements of Midland Cattle Company, Inc., for year ended December 31, 1996. The unaudited balance sheet and income statements for the period January 1, 1997 through March 31, 1997 shall be filed by amendment to this Form 8-K no later than 60 days after May 28, 1997.

     (b) Pro Forma Financial Information

          As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with
          Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after May 28, 1997.

     (c) Exhibits

     No.       Description

     2.1       Agreement to Exchange Stock


SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RED OAK HEREFORD FARMS,
INC.

Date: May 19, 1997
                                   By: /s/ Gordon Reisinger
                                   Gordon Reisinger
                                   President and Chief Accounting Officer

                   Midland Cattle Company

                   Accountants' Report and
                    Financial Statements

              December 31, 1996, 1995 and 1994















                        BAIRD, KURTZ & DOBSON

                     MIDLAND CATTLE COMPANY

                DECEMBER 31, 1996, 1995 AND 1994


                            CONTENTS

                                                               Page

INDEPENDENT ACCOUNTANTS' REPORT                                  1

FINANCIAL STATEMENTS
  Balance Sheets                                                 2
  Statements of Operations                                       3
  Statements of Changes in Partners' Equity                      4
  Statements of Cash Flows                                       5
  Notes to Financial Statements                                  6

                BAIRD KURTZ & DOBSON
                 CITY CENTER SQUARE
                      1100 MAIN
              KANSAS CITY, MISSOURI  64105





             Independent Accountants' Report




Partners
Midland Cattle Company
Red Oak, Iowa


   We  have  audited the accompanying balance  sheets  of
MIDLAND CATTLE COMPANY (a Partnership) as of December 31,
1996  and 1995, and the related statements of operations,
changes  in partners' equity and cash flows for  each  of
the  three  years in the period ended December 31,  1996.
These financial statements are the responsibility of  the
Partnership's  management.   Our  responsibility  is   to
express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MIDLAND CATTLE COMPANY as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                           BAIRD, KURTZ & DOBSON

                           /S/BAIRD, KURTZ & DOBSON


Kansas City, Missouri
February 7, 1997, except for Note 10 as to which the date is February 13, 1997

                     BALANCE SHEETS

               DECEMBER 31, 1996 AND 1995


                         ASSETS

                                                    1996       1995
CURRENT ASSETS                                  __________  ___________
  Acounts receivable - trade (less
   allowance for doubtful accounts
   of $10,000)                                   $1,802,300  $1,232,292
  Accounts receivable - affiliates                  496,075     235,967
  Inventories                                       104,939      43,003
  Prepaid expenses                                    8,301       8,301
  Other assets                                       40,966      25,697
                                                 __________  ___________
          Total Current Assets                    2,452,581   1,545,260

PROPERTY AND EQUIPMENT, At cost
  Land and building                                   16,000     16,000
  Equipment                                           57,920     57,920
  Leasehold improvements                             200,500    200,500
                                                  __________  __________
                                                     274,420    274,420
     Less accumulated depreciation                   111,758     90,437
                                                  __________  ___________
                                                     162,662    183,983
                                                  __________  ___________
                                                  $2,615,243 $1,729,243

     LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES
  Checks outstanding in excess of bank
   balance                                      $   582,032
  Note payable, bank                                707,226 $   523,625
  Accounts payable                                  271,473     221,417
  Due to affiliates                                 160,923      12,738
  Accrued expenses                                   14,851      17,156
                                                  __________  ___________
          Total Current Liabilities               1,736,505     774,936

PARTNERS' EQUITY                                    878,738     954,307
                                                  __________  ___________
                                                 $2,615,243  $1,729,243
                                                  __________  ___________

See Notes to Financial Statements

                 MIDLAND CATTLE COMPANY

                STATEMENTS OF OPERATIONS

      YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




                                         1996        1995         1994
                                     ____________  __________  ___________
                                                   (Restated-
                                                   Note 9)

NET SALES                            $64,500,079   $71,715,388 $80,560,974

COST OF GOODS SOLD                    63,836,380    70,725,724  79,947,827
                                     ____________  ___________  ___________
GROSS PROFIT                             663,699       989,664     613,147

ENROLLMENT AND MARKETING
  FEE INCOME                             578,601       236,487
                                     ____________  ___________  ___________
                                       1,242,300     1,226,151     613,147

OPERATING EXPENSES                     1,150,633     1,184,573   1,021,458
                                     ____________  ___________  ___________
INCOME (LOSS) FROM OPERATIONS             91,667        41,578    (408,311)
                                     ____________  ___________  ___________
OTHER INCOME (EXPENSE)
     Interest expense                   (164,736)     (132,659)   (119,702)
     Interest income                                     3,574
                                     ____________  ___________  ___________
                                        (164,736)     (129,085)   (119,702)
                                     ____________  ___________  ___________
NET LOSS                             $   (73,069)   $  (87,507) $ (528,013
                                     ____________  ___________  ___________


See Notes to Financial Statements

                         MIDLAND CATTLE COMPANY

                STATEMENTS OF CHANGES IN PARTNERS' EQUITY

               YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                         1996        1995         1994
                                     ____________  __________  ___________
                                                   (Restated-
                                                    Note 9)

BALANCE, BEGINNING OF YEAR           $   954,307   $ 566,814    $ 844,827


CAPITAL CONTRIBUTIONS                     47,500     575,000      250,000

CAPITAL DISTRIBUTIONS                    (50,000)   (100,000)

NET LOSS                                 (73,069)    (87,507)    (528,013)
                                     ___________   _________   __________
BALANCE, END OF YEAR                 $   878,738   $ 954,307   $  566,814
                                     ____________  __________  ___________



















See Notes to Financial Statements

                  MIDLAND CATTLE COMPANY

                STATEMENTS OF CASH FLOWS

      YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




                                          1996        1995         1994
                                     ____________  __________  ___________
                                                   (Restated-
                                                    Note 9)
CASH FLOWS FROM OPERATING
  ACTIVITIES
     Net loss                        $  (73,069)   $ (87,507)  $ (528,013)

     Item not requiring cash:
          Depreciation                   21,321       25,225       28,915
     Changes in:
          Accounts receivable          (830,116)     278,012     (645,990)
          Inventories                   (61,936)     975,177     (395,474)
          Prepaids                                    (8,301)
          Accounts payable and
           accrued liabilities          195,936       33,675     (227,707)
          Other assets                  (15,269)      19,115      (23,675)

    Net cash provided by (used in)   ____________  __________  ___________
      operating activities             (763,133)   1,235,396   (1,791,944)

CASH FLOWS FROM INVESTING
  ACTIVITIES
     Purchase of property and
       equipment                                                 (28,000)
                                                               ___________
    Net cash used in investting
      activities                                                 (28,000)

CASH FLOWS FROM FINANCING
  ACTIVITIES
     Capital contributions              47,500       375,000     250,000
     Capital distributions             (50,000)     (100,000)
     Net borrowings (payments)
      on note payable - other                     (1,250,000)    665,000
     Net borrowings (payments)
      on line of credit                183,601      (260,396)    784,021
     Increase in checks outstanding in
      excess of bank balance           582,032
                                     ____________  __________  ___________
     Net cash provided by (used in)
       financing activities            763,133   (1,235,396)   1,699,021
                                     ____________  __________  ___________

DECREASE IN CASH                             0            0     (120,923)

CASH, BEGINNING OF YEAR                      0            0      120,923
                                     ____________  __________  ___________
CASH, END OF YEAR                    $       0     $      0    $       0
                                     ____________  __________  ___________


See Notes to Financial Statements

                         MIDLAND CATTLE COMPANY

                      NOTES TO FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


NOTE  1:   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Nature of Operations

   The Partnership was formed November 9, 1987 as a joint venture. The joint venture will continue until December 31, 2007, unless terminated earlier by amendment or agreement of all partners. The Partnership's operations consist of buying and selling feeder cattle in wholesale markets. Feeder cattle are sold and unsecured credit is extended primarily to feedlots in the Midwest and southwest United States.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory Pricing

   Cattle inventory is priced using market value less costs of disposition. Contract deposits are included in inventory adjusted for all material gains or losses on purchase and sale contracts. Feed inventory is stated at the lower of cost or market determined using the FIFO (first-in, first-out) method.

Property and Equipment

   Property and equipment are depreciated over the estimated useful life of each asset. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful lives of the improvements. Annual depreciation is primarily computed using accelerated methods.

Income Taxes

   For income tax purposes, the joint venture is taxed as a partnership and, accordingly, its net income or loss is reportable in the individual tax returns of the partners.

Enrollment and Marketing Fee Income

   If cattle enrolling in the Certified Hereford program are not sold to feedlots directly by the Partnership, enrollment fees are collected from feedlots. If the Partnership sold the cattle directly to the feedlot, then no enrollment fee is collected. The Partnership's affiliate, Red Oak Hereford Farms, Inc., has an exclusive agreement with the American Hereford Association to process, distribute and sell Certified Hereford Beef. When cattle in the Certified Hereford program are sold for slaughter, a marketing fee is collected. The Partnership recognizes the income from these non-refundable fees immediately upon receipt.

                        MIDLAND CATTLE COMPANY

                      NOTES TO FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 2:  INVENTORIES

   Inventories at December 31, 1996 and 1995 consisted of the following:

                                               1996       1995

       Cattle                             $  99,239    $33,763
       Feed                                   5,700      9,240
                                           _________   ________
                                           $104,939    $43,003
                                           _________   ________

NOTE 3:  NOTE PAYABLE, BANK

   At December 31, 1995, the Partnership had a revolving line of credit which provided for borrowing up to $3,000,000 and was reduced to $2,500,000 in August of 1996. The loan is limited by levels of collateral ($870,000 at December 31, 1996), and is collateralized by substantially all of the Partnership's assets and personal guarantees of the majority partners. The revolving loan, which matures June 30, 1997 bears interest at the bank's prime rate plus 1 1/2% (9.75% as of December 31, 1996).


NOTE 4:  OPERATING LEASES

  The Partnership leases farm and pasture land under a noncancellable operating lease expiring in 2006 and containing renewal options for two additional five year terms. The Partnership also leases office space on a month-to-month basis from a related party.

  Future minimum lease payments at December 31, 1996 are as follows:

       1997                                    $  39,600
       1998                                       39,600
       1999                                       39,600
       2000                                       39,600
       2001                                       39,600
       Thereafter                                181,500
                                                _________
       Future minimum lease payments            $379,500
                                                _________

   Rental expense for all operating leases consisted of $63,872, $63,695 and $65,708 for the years ended December 31, 1996, 1995 and 1994, respectively.

                        MIDLAND CATTLE COMPANY

                      NOTES TO FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 5:  ADDITIONAL CASH FLOWS INFORMATION

       Additional Cash Payment      1996       1995       1994
       Information                ________    ________   _______

            Interest paid         $164,736    $132,659   $150,701


       Non-Cash Transactions

       Subordinated debt
       converted to partners'
       capital                                 200,000


NOTE 6:  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

   Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

Concentration of Revenue

  Sales of feeder cattle comprised virtually all of the Partnership's sales during 1996, 1995 and 1994.

   During 1996 and 1995, approximately 40% and 25%, respectively,  of
sales  consisted  of  certified  cattle.   There  were  no  sales  of
certified Hereford cattle in 1994.


NOTE 7:  RELATED PARTY TRANSACTIONS

   The Partnership sells cattle to certain of its partners and affiliates which have common ownership and management with the Partnership. In addition, the Partnership utilizes trucking companies that have common ownership and management. The activity between the Partnership and related parties is as follows:

                                 1996         1995       1994
                              ___________  __________  __________
      Sales                   $11,555,000 $13,300,000  $9,990,000

      Purchases                   360,000     214,000     390,000

   The Partnership receives enrollment fees for selling Certified Hereford Beef (the "Program" - see Note 1). A related company (Red Oak Hereford Farms, Inc.), who owns the marketing rights to this program, may later purchase these cattle. Cattle, which meet the Program's criteria, can be enrolled into the Program when they are sold to feedlots or when they are sold for slaughter. If the cattle are enrolled when sold to feedlots, then the fee is collected directly by the Partnership from the feedlots. If the cattle are not enrolled in the Program until they are sold for slaughter, the feedlots pay the fee to the related party, who then remits the fee to the Partnership.

                        MIDLAND CATTLE COMPANY

                      NOTES TO FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


NOTE 7:  RELATED PARTY TRANSACTIONS (Continued)

   During 1996 and 1995, the Partnership received $578,601 and $236,487, respectively, in Certified Hereford Beef enrollment fees, including $376,000 and $151,000 received through the related party. In addition, approximately 40% and 25% of the Partnership's cattle sales in 1996 and 1995, respectively, consisted of Certified Hereford Cattle. During 1994, the Partnership had no sales of Certified Hereford Cattle and did not receive any enrollment fees.

    In   certain  instances,  companies  that  are  partners  in  the
Partnership  will  pay  portions of accounts receivable  due  to  the
Partnership from unrelated cattle feedlots. In this capacity, the partners are financing the cattle purchases through contracts directly with the cattle feedlots.


NOTE 8:  COMMITMENTS AND CONTINGENCIES

   The Partnership enters contracts to buy cattle in the future at a given price in order to meet expected demands. At December 31, 1996, contracts outstanding to purchase cattle approximated $670,000 which approximated market value at year end.


NOTE 9:  RESTATEMENT OF PRIOR YEAR FINANCIAL STATEMENTS

   The statements of operations, changes in partners' equity and cash flows for the year ended December 31, 1995 have been restated primarily due to corrections to trading accounts and open contracts at December 31, 1994. The effect of the restatement was to increase 1995 beginning partners' equity and increase the 1995 loss by $22,023.


NOTE 10:  SUBSEQUENT EVENTS

   On February 13, 1997, the partners of Midland Cattle Company entered into an agreement to merge with Red Oak Hereford Farms, Inc., a related party under common control.

                     AGREEMENT TO EXCHANGE STOCK

     THIS AGREEMENT TO EXCHANGE STOCK (the "Agreement") is made and entered into effective as of the 14th day of March , 1997
(the "Effective Date"), by and among RED OAK FARMS, INC., an Iowa corporation (the "Red Oak, Inc."), RED OAK HERFORD FARMS, INC., a Nevada corporation ("Hereford"), MIDLAND CATTLE COMPANY, an Iowa joint venture ("Midland"), and the respective joint venturers of Midland, which are CIMMARON PROPERTIES, LTD., an Iowa corporation, WALL LAKE CATTLE COMPANY, an Iowa corporation, and DERNER'S OF MILFORD, INC., an Iowa corporation (collectively, the "Prospective Stockholders").

                        W I T N E S S E T H :

     WHEREAS, Midland and the Prospective Stockholders desire to reorganize and incorporate Midland as an Iowa corporation to be known as Midland Cattle Company ("Midland Co."); and

     WHEREAS, the Prospective Stockholders are currently the sole owners of Midland, and following such reorganization and incorporation, the Prospective Stockholders will be the owners of all of the issued and outstanding shares of the common stock of Midland Co. (the "Stock"); and

     WHEREAS, Hereford desires to acquire all of the Stock of Midland Co. following such reorganization and incorporation; and

     WHEREAS, the Prospective Stockholders have agreed to exchange such Stock for shares of voting common stock of Hereford, on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Reorganization/Incorporation. Midland and the Prospective Stockholders shall, within sixty (60) days of the Effective Date, cause Midland Co. to be duly formed and incorporated as an Iowa corporation. The directors of Midland Co. shall be identical to the directors of Red Oak. Upon the formation of Midland Co., the Prospective Stockholders shall immediately transfer their entire ownership interests in Midland to Midland Co. in exchange for shares of voting common stock in Midland Co., such shares to be allocated among and issued to the Prospective Stockholders in accordance with their current ownership interests in Midland.

     2. Exchange of Stock; Wholly-Owned Subsidiary. On the "Exchange Date" (as defined in Section 4 below) the Prospective Stockholders shall deliver or cause to be delivered to Hereford, the original stock certificates representing the Stock, duly endorsed for transfer to Hereford. The Prospective Stockholders shall receive on the Exchange Date in exchange for the Stock, original issue voting common stock in Hereford (the "Hereford Stock") as follows -- the greater of: (i) one million (1,000,000) shares of Hereford Stock; or
(ii) a sufficient number of shares of Hereford Stock so as to have a fair market of not less than ten million dollars ($10,000,000.00).

Such Hereford Stock shall be allocated among and issued to the Prospective Stockholders in accordance with their current ownership interests in Midland. From and after the Purchase Date, Midland Co. shall be a wholly-owned subsidiary of Hereford.

     3. Tax Free Reorganization. This transaction is intended by the parties to constitute a tax-free reorganization within the meaning of 368(a)(1)(B) of the Internal Revenue Code, as amended, and all terms and provisions herein shall be interpreted and construed so as to effectuate such intent.

     4. Financial Statements; The Exchange Date. Midland Co. shall prepare and deliver, or cause to be prepared and delivered to Hereford no later than the date on which Midland/Midland Co.'s 1997 audited financial statements are completed, audited financial statements for Midland/Midland Co. for an uninterrupted three (3) year period. The exchange of the Stock described in Section 2 above shall occur on the first business day (the "Exchange Date") which is at least sixty (60) days after the delivery of such financial statements to Hereford.

     5. Warranties and Representations. The Prospective Stockholders hereby warrant and represent to Hereford with respect to the Stock, and Hereford hereby warrants and represents to the Prospective Stockholders with respect to the Hereford Stock, that, as of the Purchase Date: (i) they will be the sole owners of the Stock and the Hereford Stock, respectively; (ii) the Stock and the Hereford Stock will be free and clear of any liens, security interests and encumbrances; (iii) the Prospective Stockholders will have the full and unrestricted right to transfer the Stock, and Hereford will have the full and unrestricted right to transfer the Hereford Stock, in accordance with this Agreement; and (iv) no other person or entity will have any right or interest in the Stock or the Hereford Stock.

     6. Operation of Business. From and after the Effective Date and continuing until the exchange of the Stock as described in
Section 2 above: (i) Midland/Midland Co. shall continue to operate its business and maintain its assets in a commercially prudent manner and in accordance with its existing business practices as of the Effective Date; and (ii) any and all profits generated by the business operations of Midland/Midland Co. shall remain in the company and shall not be paid out or distributed to the Prospective Stockholders in the form of a dividend or otherwise.

     7. Return of Capital. The parties hereby acknowledge and agree that the Prospective Stockholders shall be entitled to a return of capital from Midland Co. in the aggregate amount of one million dollars ($1,000,000.00) as provided herein. As of the Exchange Date, the parties shall enter into an agreement specifying the precise terms under which such return of capital will occur. Such agreement shall provide, among other things, that the Prospective Stockholders shall receive all profits of Midland Co. from and after the Exchange Date until they have received an aggregate of one million dollars ($1,000,000.00).

     8. Condition Precedent. Notwithstanding any provision herein to the contrary, the parties' obligations hereunder are subject to the final consummation of the transactions contemplated in that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Red Oak, Red Oak's shareholders and Wild Wings, Inc. In the event the transactions contemplated in the Reorganization Agreement are not consummated as provided therein, or in the event such transactions are initially consummated but are subsequently, for any reason, "unwound," terminated or declared null and void, the parties' obligations hereunder shall terminate and this Agreement shall no longer be of any force or effect.

      9. Binding Nature; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise provided herein, this Agreement shall not be assigned or delegated, in whole or in part, by either party hereto without the prior written consent of the other party.

       10. Integrated Agreement; Severability; Waivers. This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof and shall not be modified except in a writing signed by all parties hereto. No prior or contemporaneous representations, promises, or agreements between the parties relating to the subject matter hereof and not embodied in this Agreement shall be of any force or effect. If any provision of this Agreement shall be held to be invalid, unenforceable, or contrary to public policy, the remaining provisions shall not be affected. No waiver of any provision of this Agreement shall be effective unless agreed to in writing by the party against whom such waiver is sought to be enforced. Waiver of any default or breach hereunder shall not constitute a waiver of any other default or breach.

      11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each and every party hereto and delivered to the each and every other party hereto.

      IN WITNESS WHEREOF, the parties have duly executed this AGREEMENT TO EXCHANGE STOCK effective as of the day and year first above written.

Red  Oak Farms, Inc.                          Red Oak Hereford Farms,
Inc.

By:/S/Gordon Reisinger                     By:/S/Gordon Reisinger

Its:  President                            Its:  President


Cimmaron  Properties, Ltd.                 Wall Lake Cattle Company, Inc.

By:                                        By:

Its:  President                            Its:  President


Derner's  of  Milford,  Inc.                 Midland Cattle Company

By:                                       By:   Cimmaron Properties,
                                                Ltd., one of its joint
Its:  President                                 venturers
                                          By:

                                          Its:  President

                      TERMINATION AGREEMENT


      Each of the undersigned hereby agrees that the Agreement, dated September 6, 1994, between the undersigned with respect to the production and licensing of certified Hereford beef (the "Agreement") shall be terminated effective upon the effectiveness of the Agreement, dated March 14, 1997, between American Hereford Association and Red Oak Farms, Inc. with respect to the production and licensing of certified Hereford beef (including the Guaranties of Red oak Hereford Farms, Inc. attached thereto); provided, however, that the provisions of Sections 3.7, 6.2, 6.4, 6.5, 7.3, 11.2, 14.4, 15.1, 15.2 and 16.1 of the Agreement shall survive, without limitation, such termination. Notwithstanding the foregoing, upon such termination: (i) Mid-Ag shall deliver to Red Oak (rather than to Association) all documents and materials pertaining to the Trademark, Program, Program Information, and any other information pertaining to CHB supplied by Association to Mid-Ag pursuant to the Agreement; and (ii) any sublicenses granted by Mid-Ag that are in effect immediately prior to such termination shall continue and sublicensees of Mid-Ag shall become sublicensees of Red Oak with the same rights to use the Trademark, Program, Program Information, and any other information pertaining to CHB supplied by Association to Mid-Ag pursuant to the Agreement as such sublicensees possessed immediately prior to such termination. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Dated:  March 14, 1997.


                              AMERICAN HEREFORD ASSOCIATION


                              By:      /s/  H.H. Dickenson
                                 Name:  H.H. Dickenson
                                 Title: Executive Vice President


                              MID-AG, L.C.


                              By:    /s/  Gordon Reisinger
                                 Name:  Gordon Reisinger
                                 Title: Manager
                    with a copy to:     ___________________
                                 ___________________
                                 ___________________


      Section 16.11 Force Majeure. Each party shall, either wholly or partially be relieved of its obligations hereunder during any period of time when performance of this Agreement becomes commercially impossible for reasons beyond its control involving strike, war, riot, casualty, final governmental regulations or intervention and/or acts of God (each a "Force Majeure Event"). If Red Oak fails to meet a performance standard established pursuant to Section 13.1 or 13.2 hereof for a particular calendar year because of a Force Majeure Event, Red Oak shall, nonetheless, be deemed to have satisfied such performance standard if (i) Red Oak would have satisfied the performance standard by processing cattle as CHB during the period affected by the Force Majeure Event at the average rate at which it processed cattle as CHB during the portions of such calendar year not affected by the Force Majeure Event and (ii) the proportionate decrease in the rate at which Red Oak processed cattle as CHB during the period affected by the Force Majeure Event as compared with such rate during the periods of such calendar year not affected by the Force Majeure Event is no greater than the proportionate decrease in the processing of
Hereford beef by the cattle industry in the United States of America as a whole during the same period of time, as documented by either the USDA or the National Cattlemen's Association. Once performance becomes commercially possible the responsibilities and obligations of the parties shall resume with full force and effect. In any situation in which either party claims an excuse for nonperformance under this Section 16.11, it must give prompt telephonic notice, promptly confirmed by written notice, of the occurrence and estimated duration of the Force Majeure Event to the other party and shall give prompt written notice when the Force Majeure Event has been remedied or has ended and performance can recommence hereunder.

     IN WITNESS WHEREOF, the parties have caused the Agreement to be duly executed as of the date first written above.


                              AMERICAN HEREFORD ASSOCIATION

                              By:      /s/  H.H. Dickenson
                                 Name:  H.H. Dickenson
                                 Title: Executive Vice President

                              RED OAK FARMS, INC.

                              By:    /s/  Gordon Reisinger
                                 Name:  Gordon Reisinger
                                 Title: President